UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2010

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Building 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Escalon Medical Corp. enter into material definitive agreements in connection with the divesture of its vascular access assets held by its vascular access subsidaries to Vascular Solutions, Inc. as detailed in Item 2.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2010 Escalon Medical Corp. ("Company") divested of its vascular access assets held by its vascular access subsidaries to Vascular Solutions, Inc. The total sales price was $5,750,000, consisting of cash of $5,000,000 at closing and $750,000 payable in cash upon the successful completion of the transfer of the manufacturing to Vascular Solutions, plus a one time earn-out payment in an amount equal to 25% of the net sales of the VascuView TAP products sold between July 1, 2010 and June 30, 2011. The manufacturing transfer is expected to be complete within four months. During this four month transition, the Company will continue to manufacture product in its Wisconsin facility under a supply agreement concurrently entered into with Vascular Solutions.

Item 9.01 Financial Statements and Exhibits.

2.1 Asset Purchase Agreement
2.2 Guarantee
99.1 Press release dated May 3, 2010

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

May 6, 2010	By:	/s/ Richard J. DePiano Jr.

Name: Richard J. DePiano Jr.
Title: President

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement
2.2	Guarantee
99.1	Press release dated May 3, 2010